Exhibit 10.32

SECOND AMENDED AND RESTATED PROMISSORY NOTE

(NOTE NO. 1)

$3,629,057.00	Effective July 5, 2013

FOR VALUE RECEIVED, FOUNDATION SURGERY AFFILIATES, LLC, a Nevada limited liability company (“FSA”), FOUNDATION SURGERY HOLDINGS, L.L.C., a Delaware limited liability company (“FSH”) and FOUNDATION SURGERY MANAGEMENT, LLC, a Delaware limited liability company (“FSM”) (hereinafter collectively referred to as the “Borrowers”), jointly and severally, unconditionally promise to pay to the order of LEGACY BANK (“Lender”), at 2801 W. Memorial Road, Oklahoma City, OK 73134, or at such other place as may be designated in writing by the holder of this promissory note, the principal sum of THREE MILLION SIX HUNDRED TWENTY-NINE THOUSAND FIFTY-SEVEN AND 00/100 DOLLARS ($3,629,057.00), together with interest thereon at the rate hereinafter specified:

INTEREST RATE. Interest shall accrue on the outstanding principal balance of this loan at the rate of Wall Street Journal Prime Rate plus one and one half percent (1.5%) per annum, adjusted on date of change. Interest on this Note shall be computed on the basis of a 365/360 day year. The Wall Street Journal Prime Rate (WSJP) means that annual rate of interest published on the Wall Street Journal and is defined herein as the base rate on corporate loans posted by at least 75% of the nations thirty (30) largest banks or a similar substitute rate determined by the Lender in its sole discretion as most nearly approximating that rate in the case this prime rate is no longer published. Each change in the WSJP shall become effective without notice (which notice is hereby waived) on the date of change. In no event shall the interest rate be less than six and one quarter percent (6.25%) per annum.

PAYMENT TERMS. Beginning on July 20, 2013, and on the twentieth (20th) day of each month thereafter, Borrower shall pay Lender monthly installment payments based upon a thirty-eight (38) month amortization. On the Maturity Date of September 20, 2016, all accrued interest and unpaid principal shall be due and payable in full.

DEFAULT INTEREST: Any sum not paid when due shall bear interest at a rate of six percent (6%) per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount came due, but in no event at a rate less than twelve percent (12%) per annum.

PREPAYMENTS: On any installment payment date additional payments may be made to be credit to principal. Borrower agrees to a prepayment premium of two percent (2.0%) of any additional principal amount paid at any time prior to the Maturity Date. Prepayments shall be credited to installments of principal in the inverse order of their maturity. Monthly payments shall not be reduced as a result of any prepayments. The foregoing prepayment premium shall be payable regardless of whether the loan is prepaid voluntarily or involuntarily.

Of even date herewith the Borrowers and Lender have entered into that certain Fourth Modification to Third Amended and Restated Loan and Security Agreement (“Agreement”). This Promissory Note is defined in the Agreement as the “Note No. 1”. Unless otherwise defined herein, all words and phrases with their initial letter capitalized shall be afforded the meaning given in the Agreement.

The Lender’s records of advances and repayments will be prima facie evidence of the amount owed by the Borrowers to the Lender with respect to this Note, in the absence of manifest error.

All payments made upon this Note shall be applied first to the outstanding accrued interest, if any, through the date of payment and the balance, if any, to the principal balance due and owing under this Note.

This Note is an amendment, renewal, extension, and modification of, but does not pay or satisfy, that certain First Amended and Restated Promissory Note payable by Borrowers to Lender dated April 20, 2011, in the principal amount of Five Million Four Hundred Fifty-Two Thousand Eight Hundred Sixty-One and 47/100 DOLLARS ($5,452,861.47) (“Prior Note”).

Borrowers and each of them hereby waive any and all suretyship type defenses to payment of this Note.

Borrowers agree that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender’s rights hereunder or under any instrument securing payment of this Note, Borrowers shall pay the Lender its reasonable attorneys’ fees and all court costs and other expenses incurred in connection therewith.

It is expressly understood that time is of the essence of this Note, and if the Borrowers shall fail to pay, when due, any amount payable under the provisions of this Note or fail to perform any other obligation to the Lender, or upon the occurrence of an Event of Default under the Agreement such event shall constitute a default hereunder (any of the foregoing being hereinafter referred to as “Default”). Upon Default (i) this Note and all other liabilities together with all accrued but unpaid interest hereon and thereon, at the option of the Lender, and without notice, demand or presentment, or notice of intent to accelerate to the Borrowers or any other person or party, may be declared, and thereupon immediately shall become, due and payable; and (ii) the Lender may exercise, from time to time, any and all other rights, remedies and recourses now or hereafter existing in equity, at law, herein or under the Agreements, any other Loan Documents between Borrowers and Lender, by virtue of statute or otherwise, including but not limited to, all rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in the State of Oklahoma, and the right to foreclose any and all liens and security interests securing this Note. Notwithstanding anything herein or in the Agreement to the contrary, this Note and all other liabilities of Borrowers to Lender, at the option of Lender, may be accelerated, without notice or demand of any kind in the event Borrowers fail to make when due any payments to Lender as required herein or in the Agreement.

At any time additional payments may be made to be credited to principal. Monthly payments shall not be reduced as a result of any prepayments.

The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or circumstances, and no other provision of this instrument shall be affected thereby.

Borrowers expressly stipulate and agree that it is the intent of Borrowers and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Note, or if Lender’s exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrowers result in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Note and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the loan proceeds evidenced by the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Note does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Note for so long as the Note is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

This Note, to the extent of the full face amount hereof, evidences indebtedness of Borrowers to Lender. This Note is issued by the Borrowers as part of a commercial transaction and no part of this loan is for a personal use.

Borrowers hereby consent to the jurisdiction and/or venue of any state district court or federal district court within the State of Oklahoma, as Lender may elect with respect to any action involving this Note.

BORROWERS HEREBY VOLUNTARILY, AND KNOWINGLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN THE BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY RELATED LOAN DOCUMENT.

Borrowers stipulate and agree that the Lender may, at its sole discretion, assign this Note to any such person it may select, upon such terms and conditions as it may deem appropriate, and that such assignee shall thereafter become the holder of this Note and shall be entitled to enforce all rights, remedies, and other benefits which shall or may inure to the benefit of the Lender.

Borrowers further stipulate, represent and agree that this instrument evidences the valid, enforceable, and binding obligation of the Borrowers to the Lender in accordance with the terms and provisions hereof, without any defense (as of the date of this Note) to the enforcement thereof, whether denominated as affirmative defense, offset, counterclaim, or otherwise, and whether at law or in equity. Borrowers hereby waive all defenses (existing as of the date of this Note and/or based upon acts or omissions occurring prior to the date of this Note) to the enforcement of this Note.

IN WITNESS WHEREOF, Borrowers have executed this instrument this 29th day of August, 2013, and made effective as of the date first above appearing.

“BORROWERS”		FOUNDATION SURGERY AFFILIATES, LLC, a Nevada limited liability company

	By:	/s/ ROBERT M. BYERS
ROBERT M. BYERS, Manager

FOUNDATION SURGERY HOLDINGS, L.L.C., a Delaware limited liability company

	By:	/s/ ROBERT M. BYERS
ROBERT M. BYERS, Manager

FOUNDATION SURGERY MANAGEMENT, LLC, a Delaware limited liability company

	By:	/s/ ROBERT M. BYERS
ROBERT M. BYERS, Manager